Exhibit 3.2

BECKMAN COULTER, INC.

AMENDED AND RESTATED BYLAWS

ARTICLE I

CORPORATE OFFICES

1.1	Registered Office

The registered office of the corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle.

1.2	Other Offices

The corporation’s principal office shall be at such place as determined by the Board of Directors from time to time. The corporation may have offices at such other places as the Board of Directors may determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1	Place of Meetings

(a) All meetings of stockholders shall be held at the principal office of the corporation, unless from time to time the Board of Directors, pursuant to authority hereby expressly conferred, fixes a different place where meetings of stockholders shall be held. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, determine that an annual meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 2. l(b).

(b) If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(1) Participate in a meeting of stockholders; and

(2) Be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication; provided that (A) the corporation implements reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the corporation implements reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action is maintained by the corporation.

2.2	Annual Meetings

The annual meetings of stockholders shall be held on the fourth Thursday of April of each year, at 10:00 o’clock A.M. of said day or such other day and time as may be designated from time to time by resolution of the Board of Directors and stated in the notice of the meeting.

2.3	Special Meetings

Special meetings of the stockholders of the corporation for any purpose or purposes may be called at any time by the Board of Directors, the Chairman or President of the corporation. Special meetings of the stockholders of the corporation may not be called by any other person. The business to be transacted at a special meeting shall be confined to the purposes specified in the notice thereof. Special meetings shall be held on such date and at such time as the Board of Directors shall determine in its sole discretion.

2.4	Stockholder Proposals and Nominations

(a) At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting in accordance with the provisions set forth in Paragraph 15 of the Certificate of Incorporation and this Section 2.4(a). In addition to the information required by Paragraph 15 of the Certificate of Incorporation to be set forth in a stockholder’s notice to the Secretary with respect to a proposal to be brought before an annual meeting other than the nomination of one or more persons for election to the Board of Directors, such notice shall set forth (1) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (2) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (A) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (B) the class or series and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (C) a description of any agreement, arrangement or understanding with respect to the proposal between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder and such beneficial owner, with respect to shares of stock of the corporation, (E) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, and (F) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of his, her or its intention to present a proposal at an annual meeting in compliance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. The foregoing requirements for information in the stockholder’s notice to the Secretary are supplemental to the information required to be included in such notice by Paragraph 15 of the Certificate of Incorporation, and information that is provided in accordance with Paragraph 15 of the Certificate of Incorporation need not be repeated in the information provided pursuant to this Section 2.4(a).

(b) The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the Certificate of Incorporation and the terms of Section 2.4(a). If the presiding officer determines that a stockholder proposal was not made in accordance with the Certificate of Incorporation and the terms of Section 2.4(a), he or she shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

(c) Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding only persons who are nominated in accordance with the provisions set forth in Paragraph 16 of the Certificate of Incorporation and this Section 2.4(c) shall be eligible for election as Directors. In addition to the information required by Paragraph 16 of the Certificate of Incorporation to be set forth in a stockholder’s notice to the Secretary with respect to the nomination of one or more persons for election to the Board of Directors, such notice shall set forth (1) as to each person whom the stockholder proposes to nominate for election as a director (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act and (B) such person’s written consent to being nominated, to being named as a nominee for the Board of Directors in a proxy statement, and to serving as a Director if elected; and (2) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (A) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (B) the class or series and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (C) a description of any agreement, arrangement or understanding with respect to the nomination between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder and such beneficial owner, with respect to shares of stock of the corporation, (E) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, and (F) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the nominee or nominees and/or (ii) otherwise to solicit proxies from stockholders in support of such nomination. The foregoing requirements for information in the stockholder’s notice to the Secretary are supplemental to the information required to be included in such notice by Paragraph 16 of the Certificate of Incorporation, and information that is provided in accordance with Paragraph 16 of the Certificate of Incorporation need not be repeated in the information provided pursuant to this Section 2.4(c).

(d) The presiding officer of the meeting shall determine and declare at the meeting whether the nomination was made in accordance with the Certificate of Incorporation and the terms of Section 2.4(c). If the presiding officer determines that a nomination was not made in accordance with the Certificate of Incorporation and the terms of Section 2.4(c), he or she shall so declare at the meeting and any such defective nomination shall be disregarded.

2.5	Notice of Meetings

(a) Whenever stockholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the information required to gain access to the list of stockholders entitled to vote, if such list is to be open for examination on a reasonably accessible electronic network, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by the Delaware General Corporation Law, the written notice of any meeting shall be given not fewer than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation.

(b) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any provision of the Delaware General Corporation Law, the Certificate of Incorporation, or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if (1) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent, and (2) such inability becomes known to the Secretary or an assistant secretary of the corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this Section 2.5 shall be deemed given: (A) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (C) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (D) if by any other form of electronic transmission, when directed to the stockholder. For purposes of these Bylaws, “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record the recipient may retain, retrieve and review and reproduce in paper form through an automated process.

(c) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any provision of the Delaware General Corporation Law, the Certificate of Incorporation, or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any stockholder who fails to object in writing to the corporation, within sixty (60) days of having been given written notice by the corporation of its intention to send the single notice described in the preceding sentence, shall be deemed to have consented to receiving such single written notice.

2.6	Waiver of Notice

Whenever notice is required to be given under any provision of the Delaware General Corporation Law or the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

2.7	Adjourned Meeting

Any meeting of stockholders may be adjourned from time to time either by the presiding officer of the meeting or by the vote of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8	Voting Rights and List of Stockholders Entitled to Vote

(a) Unless otherwise provided by the Certificate of Incorporation and subject to Section 5.1, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. When a quorum is present at any meeting of stockholders, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy and entitled to vote thereon shall decide any question brought before such meeting, unless otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the corporation or applicable law or regulation. Notwithstanding the foregoing, where a separate vote by class or series is required and a quorum is present, the affirmative vote of a majority of the voting power of the stock of such class or series entitled to vote thereat shall be the act of such class or series, unless otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the corporation or applicable law or regulation.

(b) The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this section shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (1) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (2) during ordinary business hours, at the principal office of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list will also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list will be provided with the notice of the meeting.

(c) The stock ledger shall be the only evidence considered in determining which stockholders are entitled to examine the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

2.9	Proxies

(a) Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy will be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following will constitute a valid means by which a stockholder may grant such authority:

(1) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; or

(2) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

(b) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to Section 2.9(a) may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(c) A duly executed proxy will be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

(d) Each original writing, telegram, cablegram or other means of electronic transmission, or a copy, facsimile telecommunication or other reliable reproduction thereof, shall be filed with the Secretary not later than the day on which exercised.

2.10	Quorum

Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum, but in no event shall a quorum consist of less than one-third (1/3) of the shares entitled to vote at a meeting. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.11	Voting Procedures and Inspectors

(a) The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(b) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting.

2.12	No Action without Meeting

Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders.

2.13	Conduct of Meetings

(a) Unless otherwise determined by the Board of Directors, one of the following shall act as presiding officer of a meeting of stockholders and preside thereat, in the following order of precedence: (1) the Chief Executive Officer; (2) the Chairman of the Board; (3) the President; or (4) any member of the Board of Directors present at such meeting designated to act as presiding officer of such meeting and preside thereat by the members of the Board of Directors present at such meeting.

(b) Unless otherwise determined by the Board of Directors, at each meeting of the stockholders, the Secretary shall act as secretary of the meeting and keep the minutes thereof. In the absence of the Secretary or if such office shall be vacant, the presiding officer of the meeting shall appoint a person to act as secretary of the meeting and keep the minutes thereof.

(c) The Board of Directors may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the presiding officer of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding officer, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (1) the establishment of an agenda or order of business for the meeting; (2) rules and procedures for maintaining order at the meeting and the safety of those present; (3) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the presiding officer of the meeting shall determine; (4) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (5) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the presiding officer of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III

DIRECTORS

3.1	Powers

The powers of the corporation will be exercised, its business conducted and its property controlled by or under the direction of the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.

3.2	Number

The authorized number of Directors shall be not less than six or more than twelve. The exact number of Directors shall be fixed from time to time, within the limits specified in this section, by a resolution duly adopted by the Board of Directors.

3.3	Election and Term of Office

(a) Except as provided below in Section 3.4, the Directors shall be elected by a plurality vote of the shares represented in person or by proxy at each annual meeting of the stockholders but, if any such annual meeting is not held or the Directors are not elected thereat, the Directors may be elected at any special meeting of stockholders held for that purpose.

(b) The Directors of the corporation shall be divided into three classes, as nearly equal in number as reasonably possible, with the Directors in each class to hold office until their successors are elected and qualified. At each annual meeting of stockholders of the corporation, the successors to the class of Directors whose term shall then expire shall be elected to hold office for a three-year term. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. A Director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

(c) Notwithstanding the foregoing, no person shall be elected or serve as a Director if such person is in a management position with or a director of a direct competitor of the corporation.

(d) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Paragraph 4 of the Certificate of Incorporation, and such Directors so elected shall not be divided into classes pursuant to this section unless expressly provided by such terms.

(e) The Board of Directors may elect one of the Directors who meets the qualifications of an independent director under the applicable rules and regulations of each national securities exchange upon which shares of stock the corporation are listed for trading and the Securities and Exchange Commission, to serve as the Lead Independent Director having the duties and responsibilities set forth in the applicable rules of each such national securities exchange and as otherwise determined by the Board of Directors from time to time.

3.4	Vacancies

Newly created directorships resulting from any increase in the number of Directors or any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor has been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director. Unless otherwise provided in the Certificate of Incorporation, when one or more Directors resign from the Board of Directors effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office as provided in this section in the filling of other vacancies.

3.5	Meetings

(a) The annual meeting of the Board of Directors will be held immediately following each annual meeting of the stockholders at the place where such meeting is held, or the place announced by the presiding officer at such meeting, for the purpose of organization, election of officers, and the transaction of other business. No further notice shall be required for such annual meeting of the Board of Directors.

(b) Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

(c) Special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by: (1) the Chairman of the Board, the Lead Independent Director, the Chief Executive Officer or the President; (2) if none of the Chairman of the Board, the Chief Executive Officer or the President is able to call such a meeting, any Board elected officer; or (3) a majority of the Directors then in office.

(d) Notice of the time and place of special meetings shall be (1) delivered personally by hand, by courier or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages; (2) sent by United States first-class mail, postage prepaid; (3) sent by facsimile; or (4) sent by electronic mail or other means of electronic transmission, directed to each Director at that Director’s address, telephone number, facsimile number, electronic mail address or other means of contact through electronic transmission, as the case may be, as shown on the corporation’s records. If the notice is (A) delivered personally by hand, by courier or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, (B) sent by facsimile or (C) sent by electronic mail or other means of electronic transmission, it shall be sent in a manner designed to be delivered at least 24 hours before the time of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four (4) days before the time of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the corporation’s principal executive office) nor the purpose of the meeting. Notice of any meeting may be waived in writing, or by electronic transmission, at any time before or after the meeting and will be waived by any Director by attendance thereat, except when the Director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

3.6	Action without Meeting

Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, or by electronic transmission and such writing or electronic transmission is filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.7	Quorum

A majority of the total number of Directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Certificate of Incorporation. Whether or not a quorum is present, a majority of the Directors present at a meeting may adjourn such meeting from time to time until a quorum is present. Notice of any adjourned meeting need not be given.

3.8	Fees and Compensation

Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board of Directors.

3.9	Removal of Directors by Stockholders

Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the Directors of the corporation may be removed from office by the stockholders at any annual or special meeting of stockholders of the corporation, the notice of which shall state that the removal of a Director or Directors is among the purposes of the meeting, but only for cause, by the affirmative vote of at least 66-2/3% of the outstanding shares of Common Stock of the corporation.

3.10	Resignations

Any Director may resign at any time by submitting a resignation to the corporation in writing or by electronic transmission. Such resignation shall take effect at the time of its receipt by the corporation unless another time is fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

3.11	Participating by Conference Telephone

Directors may participate in regular or special meetings of the Board of Directors or any committee designated by the Board of Directors by means of conference telephone or other communications equipment by means of which all other persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.12	Age Limitation

Except as may otherwise be determined by the Board of Directors in accordance with guidelines that the Board of Directors may establish from time to time, a person shall not hold office as a director following the annual meeting of stockholders held on or after the date of such person’s 72nd birthday.

3.13	Committees

(a) The Board of Directors may designate one or more committees, each committee to consist of one or more Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

(b) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member.

(c) Any such committee, to the extent permitted by law and provided in the resolution of the Board of Directors or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; provided, however, that no such committee shall have the power and authority (1) to approve or adopt, or recommend to the stockholders, any action or matter (other than, with respect to the power and authority to recommend, the election or removal of directors) expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval, or (2) to adopt, amend or repeal any Bylaws of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors.

(d) Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Unless otherwise provided in these Bylaws or the resolutions establishing a committee, or in the charter of a committee: (1) meetings of any committee may be held without notice at such time and at such place as shall from time to time be determined by such committee, or may be called by the chairman of such committee, or by a majority of the members of such committee, upon written notice to the members of such committee of the time and place of such meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors; (2) a majority of the authorized number of members of such committee shall constitute a quorum for the transaction of business; and (3) notice of any meeting may be waived in writing, or by electronic transmission, at any time before or after the meeting, and will be waived by any member by attendance thereat, except when the member attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. All such writings or electronic transmissions shall be filed with the corporate records or made a part of the minutes of the meeting.

(e) Unless otherwise provided in the Certificate of Incorporation or the resolutions establishing a committee, or in the charter of a committee, a committee may create one or more subcommittees, which consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

ARTICLE IV

OFFICERS

4.1	Officers

The officers of the corporation shall be a Chief Executive Officer, a President, a Secretary and a Treasurer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board (who shall be a Director), a vice-chairman of the board (who shall be a Director), one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be designated from time to time in accordance with this Article IV. One person may hold two or more offices except that the Secretary shall not be the same person as the Chief Executive Officer or the President.

4.2	Election of Officers

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 4.3 or Section 4.5, shall be elected by the Board of Directors, and each shall hold office until such officer resigns, is removed or otherwise disqualified to serve, or such officer’s successor is elected and qualified.

4.3	Subordinate Officers

The Board of Directors may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers as the business of the corporation require, each of whom shall have such powers and perform such duties as may from time to time may be prescribed by the Board of Directors, the Chief Executive Officer or the President. Each officer appointed pursuant to this Section 4.3 shall hold office until such officer resigns, is removed or otherwise disqualified to serve, or such officer’s successor is appointed and qualified.

4.4	Removal and Resignation

(a) Any officer may be removed either with or without cause, by the Board of Directors, at any regular or special meeting thereof. Any officer appointed pursuant to Section 4.3 by the Chief Executive Officer or the President may be removed by the Chief Executive Officer, or in the absence of a Chief Executive Officer, the President, unless such power of removal is expressly withheld by the Board of Directors.

(b) Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.5	Vacancies

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

4.6	Delegation of Office

The Board of Directors may delegate the powers or duties of any officer of the corporation to any other officer or to any Director from time to time.

4.7	Chairman of the Board

The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors or prescribed by these Bylaws.

4.8	Chief Executive Officer

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the Chief Executive Officer of the corporation shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. Unless otherwise specified by the Board of Directors, the Chief Executive Officer shall, in the absence of the Chairman of the Board, preside at all meetings of the Board of Directors. The Chief Executive Officer shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

4.9	President

The President shall be the chief operating officer of the corporation next in authority to the Chairman of the Board and the Chief Executive Officer, both of whom the President shall assist in the management of the business of the corporation and the implementation of orders and resolutions of the Board of Directors. The President shall have such powers and perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

4.10	Secretary

(a) The Secretary shall keep or cause to be kept, at the principal office or such other place as the Board of Directors may order, a book of minutes of all meetings of Directors and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors’ meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

(b) The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation’s transfer agent, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

(c) The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board of Directors required by the Bylaws or by law to be given, and shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe.

4.11	Chief Financial Officer/Treasurer

(a) Unless otherwise designated by the Board of Directors, the Chief Financial Officer of the corporation shall be the Treasurer of the corporation. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any Director.

(b) The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the corporation, shall render to the Chief Executive Officer, the President and Directors, whenever they request it, an account of the transactions by the corporation and of the financial condition of the corporation, and shall have such other powers and perform such other duties as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe.

(c) Notwithstanding anything herein to the contrary, the Board of Directors shall be entitled to assign the title of Treasurer to an officer of the corporation other than the Chief Financial Officer, in which case the Treasurer shall have such powers and perform such other duties (which may include some or all of the powers and duties enumerated above for the Chief Financial Officer) as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe.

4.12	Other Elected Officers

The other officers elected by the Board of Directors pursuant to Section 4.2 shall, respectively, have such powers and perform such duties as may from time to time may be prescribed for them by the Board of Directors, the Chief Executive Officer or the President.

4.13	Representations of Shares of Other Corporations

The Chief Executive Officer, the President or any Board elected officer of the corporation is authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted to such officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by any such officer.

ARTICLE V

STOCK

5.1	Record Date

(a) In order that the corporation may determine the stockholders of record entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date will be not more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders will apply to any adjournment of the meeting; provided, however, the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date will not precede the date upon which the resolution fixing the record date is adopted, and which record date will be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

5.2	Shares of Stock

(a) The Board of Directors may prescribe and alter the forms of certificates for capital stock from time to time. The Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the capital stock of the corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation (or, if such certificate has been lost, stolen or destroyed, the procedures required by the corporation in Section 5.7 shall have been followed). To the extent shares of capital stock are represented by certificates, such certificates shall be signed by the Chairman of the Board or any vice-chairman of the board, or the President or a vice president, and by the Treasurer or an assistant treasurer or the Secretary or an assistant secretary. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk, and be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers, before issuance. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

(b) If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 5.4, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. In the case of uncertificated shares, within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this section or Sections 5.3(b), 5.4 and 5.5, with respect to this section a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

5.3	Issuance of Stock; Lawful Consideration

(a) Shares of stock may be issued for such consideration, having a value not less than the par value thereof, as determined from time to time by the Board of Directors. Treasury shares may be disposed of by the corporation for such consideration as may be determined from time to time by the Board of Directors. The consideration for subscriptions to, or the purchase of, the capital stock to be issued by the corporation shall be paid in such form and in such manner as the Board of Directors shall determine. The Board of Directors may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation, or any combination thereof. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such consideration shall be conclusive. The capital stock so issued shall be deemed to be fully paid and nonassessable stock upon receipt by the corporation of such consideration; provided, however, nothing contained herein shall prevent the Board of Directors from issuing partly paid shares in accordance with Section 5.3(b).

(b) The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

5.4	Restrictions on Transfer and Ownership of Securities

A written restriction or restrictions on the transfer or registration of transfer of a security of the corporation, or on the amount of the corporation’s securities that may be owned by any person or group of persons, if permitted by the Delaware General Corporation Law and noted conspicuously on the certificate or certificates representing the security or securities so restricted or, in the case of uncertificated shares, contained in the notice or notices sent pursuant to Section 5.2, may be enforced against the holder of the restricted security or securities or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Unless noted conspicuously on the certificate or certificates representing the security or securities so restricted or, in the case of uncertificated shares, contained in the notice or notices sent pursuant to Section 5.2, a restriction, even though permitted by this section, is ineffective except against a person with actual knowledge of the restriction.

5.5	Voting Trusts and Voting Agreements

One stockholder or two or more stockholders may by agreement in writing deposit capital stock of an original issue with or transfer capital stock to any person or persons, or entity or entities authorized to act as trustee, for the purpose of vesting in such person or persons, entity or entities, who may be designated voting trustee, or voting trustees, the right to vote thereon for any period of time determined by such agreement, upon the terms and conditions stated in such agreement.

The agreement may contain any other lawful provisions not inconsistent with such purpose. After the filing of a copy of the agreement in the registered office of the corporation in the State of Delaware, which copy shall be open to the inspection of any stockholder of the corporation or any beneficiary of the trust under the agreement daily during business hours, certificates of stock or uncertificated stock shall be issued to the voting trustee or trustees to represent any stock of an original issue so deposited with such voting trustee or trustees, and any certificates of stock or uncertificated stock so transferred to the voting trustee or trustees shall be surrendered and cancelled and new certificates or uncertificated stock shall be issued therefore to the voting trustee or trustees. In the certificate so issued, if any, it shall be stated that it is issued pursuant to such agreement, and that fact shall also be stated in the stock ledger of the corporation.

The voting trustee or trustees may vote the stock so issued or transferred during the period specified in the agreement. Stock standing in the name of the voting trustee or trustees may be voted either in person or by proxy, and in voting the stock, the voting trustee or trustees shall incur no responsibility as stockholder, trustee or otherwise, except for their own individual malfeasance. In any case where two or more persons or entities are designated as voting trustees, and the right and method of voting any stock standing in their names at any meeting of the corporation are not fixed by the agreement appointing the trustees, the right to vote the stock and the manner of voting it at the meeting shall be determined by a majority of the trustees, or if they be equally divided as to the right and manner of voting the stock in any particular case, the vote of the stock in such case shall be divided equally among the trustees.

5.6	Transfer of Shares

(a) Registration of transfer of shares of stock of the corporation shall be effected on the books of the corporation only as follows:

(1) Certificated Shares. In the case of certificated shares, upon authorization by the registered holder of share certificates representing such shares of stock, or by his attorney authorized by a power of attorney duly executed and filed with the Secretary or with a designated transfer agent or transfer clerk, and upon surrender to the corporation or any transfer agent of the corporation of the certificate being transferred, which certificate shall be properly and fully endorsed or accompanied by a duly executed stock transfer power, and otherwise in proper form for transfer, and the payment of all transfer taxes thereon. Whenever a certificate is endorsed by or accompanied by a stock power executed by someone other than the person or persons named in the certificate, evidence of authority to transfer shall also be submitted with the certificate. Notwithstanding the foregoing, such surrender, proper form for transfer or payment of taxes shall not be required in any case in which the officers of the corporation determine to waive such requirement.

(2) Uncertificated Shares. In the case of uncertificated shares of stock, upon receipt of proper and duly executed transfer instructions from the registered holder of such shares, or by his attorney authorized by a power of attorney duly executed and filed with the Secretary or with a designated transfer agent or transfer clerk, the payment of all transfer taxes thereon, and compliance with appropriate procedures for transferring shares in uncertificated form. Whenever such transfer instructions are executed by someone other than the person or persons named in the books of the corporation as the holder thereof, evidence of authority to transfer shall also be submitted with such transfer instructions. Notwithstanding the foregoing, such payment of taxes or compliance shall not be required in any case in which the officers of the corporation determine to waive such requirement.

(b) No transfer of shares of capital stock shall be made on the books of this corporation if such transfer is in violation of a lawful restriction noted conspicuously on the certificate. No transfer of shares of capital stock shall be valid as against the corporation for any purpose until it shall have been entered in the stock records of the corporation by an entry showing from and to whom transferred.

5.7	Lost, Stolen or Destroyed Share Certificates

The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

ARTICLE VI

MISCELLANEOUS

6.1	Annual Reports

The Board of Directors may cause to be sent or otherwise made available to the stockholders (including, without limitation, by electronic transmission of the address of an internet web site where the annual report may be accessed), not later than one hundred twenty (120) days after the close of the fiscal or calendar year, an annual report in such form as may be deemed appropriate by the Board of Directors.

6.2	Inspection of Bylaws

The corporation shall keep in its principal office the original or a copy of these Bylaws as amended or otherwise altered, which shall be open to inspection by the stockholders at all reasonable times during office hours.

6.3	Form of Records

Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect such records under the Delaware General Corporation Law.

6.4	Construction and Definitions

Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of the foregoing the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term “person” includes a corporation as well as a natural person.

ARTICLE VII

SEAL

Unless otherwise determined by the Board of Directors, the form of the seal of the corporation, called the corporate seal of the corporation, shall be as impressed                          [Form of Seal] adjacent hereto. The corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE VIII

FISCAL YEAR

The fiscal year of the corporation shall begin on January 1 and end on December 31.

ARTICLE IX

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS

9.1	Indemnification

Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, (a “Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or officer of the corporation or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 9.2, the corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article VIII shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a Director or officer in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, shall be made upon delivery to the corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Article VIII or otherwise. The right to indemnification conferred in this Article VIII shall include any claim made against the lawful spouse (whether such status is derived by reason of statutory law, common law or otherwise of any applicable jurisdiction in the world) of a Director or officer for claims arising solely out of his or her capacity as the spouse of a Director or officer, including such claims that seek damages recoverable from marital community property, property jointly held by the Director or officer and the spouse, or property transferred from the Director or officer to the spouse; provided, however, that this right shall not include any claim for any actual or alleged wrongful act of the spouse and that this right of indemnification shall apply only to actual or alleged wrongful acts of a Director or officer. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of Directors and officers.

9.2	Claim for Indemnification

If a claim under Section 9.1 is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

9.3	Right Not Exclusive

The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise.

9.4	Insurance

The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

ARTICLE X

AMENDMENTS

10.1	Amendments by Stockholders

These Bylaws may be amended or repealed in whole or in part, and new or additional Bylaws may be adopted, by the vote of stockholders entitled to exercise a majority of the voting power of the corporation, except that the vote of stockholders holding more than eighty percent (80%) of the voting power shall be necessary to reduce the authorized number of Directors below five.

10.2	Amendments by the Board of Directors

If the Certificate of Incorporation so provides, these Bylaws may be adopted, amended, or repealed by the Board of Directors; provided, however, that no alteration, amendment or repeal of these Bylaws that limits indemnification rights or changes the manner or vote required to make such alteration, amendment or repeal, shall be made except by the affirmative vote of stockholders entitled to exercise a majority of the voting power of the corporation. The fact that the power has been so conferred upon the Board of Directors to adopt, amend or repeal these Bylaws shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal Bylaws.